                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                                 FORM 8-K

                              CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities
                     Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 8, 1994
                                                  ------------


                           MICROSEMI CORPORATION
                           ---------------------
            (Exact name of Registrant as specified in charter)


        Delaware                 0-8866       95-2110371
        --------                 ------       ----------
(State or other jurisdiction   (Commission  (I.R.S. Employer
    of incorporation)         File Number)  Identification No.)


2830 South Fairview Street, Santa Ana, California      92704
-------------------------------------------------      -----
    (Address of principal executive offices)        (Zip code)


Registrant's telephone number, including area code  (714) 979-8220
                                                    --------------

                              Not Applicable
                              --------------
  (Former name or former address, if changed, since last report)





                            Page 1 of 10 Pages
                      The Exhibit Index is on Page 5

Item 2. Acquisition or Disposition of Assets

    On June 8, 1994, Omni Technology Corporation, a California corporation ("Omni"), which is a wholly owned subsidiary of Microsemi Corporation, a Delaware corporation (the "Registrant"), completed a transaction in which Omni disposed of substantially all of its assets upon satisfaction of conditions to consummation. Omni's assets included, without limitation, equipment, accounts receivable, inventory, customer lists, contracts and cash. Omni operated a semiconductor testing facility in San Jose, California.

    The disposition was consummated in accordance with the Agreement for Purchase and Sale of Omni Assets dated May 18, 1994 (the "Agreement") between Omni, as seller, and Technology Marketing, Incorporated, a California corporation (the "Buyer"). The description herein is qualified by reference to the Agreement, and certain ancillary documents, which are attached as an Exhibit hereto.

    The consideration paid for Omni's assets comprised (a) $200,000 in cash; (b) a 3-year promissory note (the "Note") in the original principal amount of $300,000 which bears interest at a variable rate between 10% and 12% per annum; (c) 2,000,000 shares of Buyer's
Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") which pays a cumulative dividend at the rate of 4% per annum and is subject to mandatory redemption in annual installments, in amounts depending upon the amount of Buyer's after-tax income during each year, at an aggregate redemption price of $2,000,000 over a period of between 10 and 20 years; (d) a warrant to purchase up to 250,000 shares of Buyer's Common Stock, par value $.01 per share at a price per share of $1.00; (e) a sublease (the "Sublease") of Omni's San Jose premises at a rental rate equal to that under the existing lease for a term equal to the remaining term under the existing lease; and (f) assumption from Omni of certain liabilities (other than inter-company liabilities to the Registrant and indebtedness for borrowings from the Registrant's lender) including accounts payable and other accrued obligations.

    Omni assigned to the Registrant all of Omni's rights to receive the considerations for the transferred assets. The Registrant guaranteed Omni's obligations to Buyer under the Agreement and certain other agreements. The Registrant's rights to receive these considerations are secured by substantially all of Buyer's assets, including but not limited to the assets acquired from Omni.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of Business Acquired.

            Not applicable.

        (b) Unaudited Pro Forma Financial Information.

            The unaudited pro forma financial
            information required by this Item 7(b) is filed with this Current Report on Form 8-K to comply with the Securities Act of 1933, as amended.

        (c) Exhibits.

            The required exhibits have been filed with the original 8-K.

                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MICROSEMI CORPORATION
                                             (Registrant)


Date:  August 28, 1995             By:
                                        -----------------------------------
                                        David R. Sonksen,
                                        Vice President-Finance, Treasurer,
                                        Chief Financial Officer and Secretary

                         MICROSEMI CORPORATION

            INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                             Page References
                                             ---------------

                                                 Form 8-K
                                                 --------

The unaudited pro forma financial information under the following captions is included herein:

Introductory statement                              6

Unaudited pro forma condensed consolidated
 statement of operations for the fiscal year
 ended October 2, 1994                              8

Note to unaudited pro forma financial
 information                                        9

                          MICROSEMI CORPORATION


                UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introductory Statement
----------------------

On June 8, 1994, Omni Technology Corporation, a California corporation ("Omni"), which is a wholly-owned subsidiary of Microsemi Corporation, a Delaware corporation, ("Microsemi" or the "Company"), completed a transaction in which Omni disposed of substantially all of its assets. Omni's assets included, without limitation, equipment, accounts receivable, inventory, customer lists, contracts and cash. Omni operated a semiconductor testing facility in San Jose, California.

The disposition was consummated in accordance with the Agreement for Purchase and Sale of Omni Assets dated May 18, 1994 (the "Agreement") between Omni, as seller, and Technology Marketing, Incorporated, a publicly-owned California corporation (the "Buyer").

The consideration paid for Omni's assets comprised (a) $200,000 in cash;
(b) a three year promissory note (the "Note") in the original principal amount of $300,000 which bears interest at a variable rate between 10% and 12% per annum; (c) 2,000,000 shares of Buyer's Series A Preferred
Stock par value of $.01 per share (the "Preferred Stock"), which pays a cumulative dividend at the rate of 4% per annum and is subject to mandatory redemption in annual installments, in amounts depending upon the amount of Buyer's after-tax income during each year, at an aggregate redemption price of $2,000,000 over a period of between 10 and 20 years; (d) a warrant to purchase up to 250,000 shares of Buyer's Common Stock, par value of $.01 per share at a price per share of $1.00; (e) a sublease (the "Sublease") of Omni's San Jose premises at a rental rate equal to that under the existing lease for a term equal to the remaining term under the existing lease; and (f) assumption from Omni of certain liabilities including accounts payable and other accrued obligations. The total estimated net realizable value of the consideration paid to the Company approximated the Company's net book value in Omni as of the date of sale. As such, no gain or loss was realized from this transaction.

Omni assigned to Microsemi all of Omni's rights to receive the consideration for the transferred assets. Microsemi guaranteed Omni's obligations to Buyer under the Agreement and certain other agreements. The Company's rights to receive these considerations are secured by substantially all of Buyer's assets, including but not limited to the assets acquired from Omni.

The following unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of the Company. The notes to the unaudited pro forma financial information are an integral part thereof.

Pro Forma Condensed Statements of Operations
---------------------------------------------

The following unaudited pro forma condensed consolidated statement of operations is based on the individual consolidated statements of operations of the Company and Omni for the fiscal year ended
October 2, 1994, after giving effect to the pro forma adjustments described in Note 1. This pro forma statement is not necessarily indicative of the future operations or of the consolidated results of operations had the disposition taken place on October 3, 1993.

                          Microsemi Corporation
   Unaudited Pro Forma Condensed Consolidated Statement of Operations
                For the fiscal year ended October 2, 1994
            (amounts in thousands, except earnings per share)

                                   Microsemi
                                 Corporation
                            and Subsidiaries     Less    Pro Forma
                               (as reported)     Omni     Combined

Sales                              $ 119,230   $ 2,368   $ 116,862
Cost of sales                         96,792     2,906      93,886
                                     -------    ------     -------
 Gross profit (loss)                  22,438      (538)     22,976
                                     -------    ------     -------

Operating expenses
 Selling                               7,450       259       7,191
 General and administrative           10,163       490       9,673
 Reduction in carrying value
  of assets                            2,715         -       2,715
 Amortization of goodwill and
  other intangible assets                251         -         251
                                     -------    ------     -------

   Total operating expenses           20,579       749      19,830
                                     -------    ------     -------

Income (loss) from operations          1,859    (1,287)      3,146
                                     -------    ------     -------

Interest and other expenses            5,376        22       5,354
                                     -------    ------     -------

Loss before income taxes              (3,517)   (1,309)     (2,208)

Benefit for income taxes              (1,387)     (516)       (871)
                                     -------    ------     -------

Net Loss                           $  (2,130) $   (793)  $  (1,337)
                                     =======    ======     =======
Net loss per share
  Primary                             $(0.28)               $(0.18)
  Fully diluted                       $(0.28)               $(0.18)

Weighted average shares outstanding
  Primary                              7,573                 7,573
  Fully diluted                        7,573                 7,573

                          MICROSEMI CORPORATION

            NOTE TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


Note 1
------

The estimated pro forma adjustments were made to reflect the disposition as if the disposition had taken place on October 3, 1993 and to reflect the effect on the benefit from income taxes resulting from the operating losses of Omni.